American Eagle Energy to List Common Stock on NYSE MKT

DENVER, CO — November 18, 2013 — American Eagle Energy Corporation (OTCQX: AMZG) (the “Company” or “American Eagle”) is pleased to announce that its common stock has been approved to list on the NYSE MKT. Trading is expected to commence on the NYSE MKT at the opening of the market on Wednesday, November 20, 2013, and will continue to trade under the ticker symbol “AMZG”. Through the close of the market on Tuesday, November 19, 2013, American Eagle’s shares will continue to trade on the OTCQX.

“The move to the NYSE MKT could not have come at a better time for the Company and its stockholders,” stated Brad Colby, President and CEO of American Eagle. Colby continued, “We just announced our third-quarter results with record quarterly oil production, record quarterly oil sales, and record Adjusted EBITDA. The listing of our common stock on the NYSE MKT is an important next step in our ongoing efforts to increase the visibility of American Eagle and to maximize stockholder return. We are excited about the NYSE MKT listing, which, we believe, should increase the trading liquidity of our stock, broaden our stockholder base, and raise our profile in the investment community.”

The Company also announces that it has selected Brendan E. Cryan & Co. as its Designated Market Maker (DMM) on the NYSE MKT. The NYSE MKT is considered to be a premier US equities market for the listing and trading of growing companies that are similar to, as well as much larger than, American Eagle. The NYSE MKT is a fully integrated trading venue within the NYSE Euronext community and leverages the NYSE’s advanced and innovative market model to offer a premier venue for American Eagle. The venue utilizes the trading, connectivity, and routing technologies of the NYSE platform and offers superior price discovery, superior liquidity, and reduced trading volatility. The Designated Market Maker that American Eagle selected is expected to utilize the world-class NYSE trading systems to discover and improve prices, dampen volatility, add liquidity, and enhance value. In addition, NYSE MKT-listed companies, such as American Eagle, gain access to the brand visibility will be eligible for the issuer services enjoyed by the NYSE Euronext community.

“As an NYSE MKT-listed company, American Eagle Energy Corporation will join other growth-oriented companies that take advantage of the NYSE’s advanced and innovative market model to offer a premier value for listing and trading their stocks,” said Scott Cutler, Executive Vice President, Global Listings at NYSE Euronext. “We welcome American Eagle Energy Corporation to our growing community of issuers and look forward to a long-term partnership together.”

ABOUT AMERICAN EAGLE ENERGY CORPORATION

American Eagle Energy Corporation is an independent exploration and production operator focused on acquiring acreage and developing wells that target the Bakken and Three Forks shale oil formations in the Williston Basin of North Dakota and Montana. The Company is based in Denver, CO. More information about American Eagle Energy can be found at www.americaneagleenergy.com or by contacting investor relations at 303-798-5235 or ir@amzgcorp.com. Company filings with the Securities and Exchange Commission can be obtained free of charge at the SEC’s internet site at www.sec.gov.

SAFE HARBOR

This press release may contain forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this press release regarding the Company’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “possible,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies, or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products, services, and prices.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not assume any obligations to update any of these forward-looking statements.

INVESTOR RELATIONS CONTACT:

Marty Beskow

Vice President of Capital Markets and Strategy

American Eagle Energy Corporation

303-798-5235

ir@amzgcorp.com

www.americaneagleenergy.com

Brad Holmes

EnergyIR

713-654-4009

B_holmes@att.net